EXHIBIT 10.04

AMENDMENT AGREEMENT

This AMENDMENT AGREEMENT, dated as of June 2, 2006 (this “Agreement”), is entered into by and among DSL.NET, INC., a Delaware corporation (the “Company”), DUNKNIGHT TELECOM PARTNERS LLC, a Delaware limited liability company (“DK”), KNIGHT VISION FOUNDATION (“KVF;” together with DK, the “Investors”), and DUNKNIGHT TELECOM PARTNERS LLC, as administrative agent (the “Agent”), under that certain Agency, Guaranty and Security Agreement dated as of November 2, 2005 (as amended, modified and/or supplemented from time to time, collectively, the “Security Agreement”). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in that certain Securities Purchase Agreement dated as of November 2, 2005 (as amended, modified and/or supplemented from time to time, the “Purchase Agreement;” together with the Transaction Documents referred to therein, as amended, collectively, the “2005 Loan Documents”).

WHEREAS, reference is made to the following Transaction Documents: (i) that certain Debenture in the original principal amount of $8,000,000 dated November 2, 2005 and that certain Debenture in the original principal amount of $4,375,000 dated February 1, 2006, each issued by the Company to DK (as amended, modified and/or supplemented, the “DK Debentures”); and (ii) that certain Debenture in the original principal amount of $625,000, dated February 1, 2006, issued by the Company to KVF (as amended, modified and/or supplemented, the “KVF Debenture;” together with the DK Debentures, the “Debentures”); and

WHEREAS, the Investors have agreed effective as of the date hereof to extend the Maturity Date of the Debentures, and, in consideration thereof, the Company has agreed to issue to the Investors an aggregate of three million nine hundred thousand (3,900,000) unregistered, restricted shares of common stock of the Company (the “New Shares”), allocated between the Investors as set forth on Schedule 1 attached hereto;

NOW, THEREFORE, in consideration of the above, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Company, the Investors and the Agent agree as follows:

1.          Amendment to Debentures. Each of the Debentures is hereby amended by extending the “Maturity Date,” as such term is defined in each Debenture, from September 4, 2006 to December 4, 2006. For the avoidance of doubt, the Maturity Date under each of the Debentures is hereby restated as December 4, 2006.

2.  New Shares. Immediately following the execution and delivery of this Agreement by each of the Company, the Investors and the Agent, the Company hereby agrees to issue to the Investors the New Shares in the amounts specified on Schedule 1 hereto, subject to securities laws legends applicable to transactions of this type. Each of the Investors, severally, hereby represents, warrants, and acknowledges to the Company that (a) the New Shares are being acquired for the account of such Investor, for purposes of investment, and not with a view to the distribution thereof, as those terms are used in the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder; (b) such Investor has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment decision to acquire the New Shares pursuant to the terms of this Agreement; (c) such Investor has received copies of such documents and such other information as it has deemed necessary in order to make an informed investment decision with respect to the purchase of the New Shares; (d) such Investor understands, and has the financial capability of assuming, the economic risk of an investment in the New Shares for an indefinite period of time; and (e) no broker, agent, dealer or finder of any kind has been retained in connection with this Agreement (and the Company shall not be responsible for, and such Investor shall indemnify the Company for, any compensation of any kind which might be claimed as owing to any of such third parties).

3.  Common Stock Sale Limitation. Notwithstanding anything contained herein to the contrary (including, without limitation, the provisions of Section 8 hereof), the Investors shall not be entitled to sell any New Shares, in whole or in part, prior to the date that is three hundred sixty five (365) days after the date hereof (the “Lock-up Period”). Notwithstanding the forgoing, the Lock-up Period shall become null and void without any notice to the Company upon the occurrence and during the continuance of an Event of Default (as defined in the 2005 Loan Documents).

4.  Effective Date. The transactions contemplated hereby shall be effective as of the date first above written (the “Effective Date”), when each of the following conditions has been satisfied: (i) each of the Company, the Investors and the Agent shall have executed, and the Company shall have delivered to each of the Investor its respective counterpart to, this Agreement, (ii) the issuance by the Company to the Investors of the New Shares, and the receipt by the Investors of the stock certificates evidencing the New Shares, shall have occurred, and (iii) the transactions contemplated by Section 7, below, shall have occurred.

5.  Affect of Amendment. Except as specifically set forth in this Agreement, there are no other amendments, modifications or waivers to the 2005 Loan Documents, and all of the other forms, terms and provisions of the 2005 Loan Documents remain in full force and effect. From and after the Effective Date, all references in the 2005 Loan Documents to the Debentures shall be deemed to be references to Debentures, as amended hereby, and all references in the 2005 Loan Documents to the Maturity Date shall be deemed to be references to the Maturity Date set forth in Section 1 of this Agreement.

6.  Representations by the Company. The Company hereby represents and warrants to the Investors that (i) no Event of Default (as defined in the 2005 Loan

Documents) exists and is continuing on the date hereof, (ii) on the date hereof, all representations and warranties made by the Company in the 2005 Loan Documents are in all material respects true, correct and complete as of the date hereof as if made as of the date hereof, except for those representations and warranties which were made as of a date certain, which such representations and warranties were true, correct and complete as of the respective dates made.

7.  Other Agreements; Waivers; Consent. The Investors and the Agent hereby acknowledge that commensurate with the parties’ execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, the Company will be entering into similar arrangements with Laurus Master Fund, Ltd (“Laurus”) to (i) extend the maturity date of the Company’s outstanding secured notes to Laurus (the “Laurus Notes”) from August 1, 2006 to November 1, 2006, (ii) increase the interest rate under the Laurus Notes commencing August 2, 2006 to 10% per annum, and (iii) issue to Laurus an aggregate of 1,500,000 shares of Company common stock (the “Laurus New Shares”) with substantially the same rights and restrictions as are set forth herein with respect to the New Shares (such transactions hereinafter being referred to as the “Laurus Amendment Transactions”). In connection with the transactions contemplated by this Agreement and the Laurus Amendment Transactions, each of the Investors and the Agent hereby consents to the Laurus Amendment Transactions.

8.          Piggy-Back Registration Rights. The Company hereby agrees that if at any time before the New Shares may be sold by the Investors pursuant to Rule 144(k) promulgated under the Securities Act, there is not an effective registration statement covering all of the New Shares and the Company shall determine to prepare and file with the Securities and Exchange Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act, of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to DK (on behalf of the Investors) written notice of such determination and, if within fifteen (15) days of DK’s receipt of such notice, Investors holding an aggregate of in excess of 50% of the New Shares so request in writing that their New Shares be included in such registration statement, the Company shall include in such registration statement all or any part of such New Shares not otherwise subject to an effective registration statement and requested by DK on behalf of the Investors to be included in such registration statement, to the extent the Company may do so without violating registration rights of others which exist as of the date of this Agreement, subject to customary underwriter cutbacks applicable to all holders of registration rights and subject to the Investors’ delivery to the Company of all customary representations, waivers and indemnities applicable to selling stockholders in a registration statement. For avoidance of doubt, the registration rights provided to the Investors hereunder will rank pari passu with the registration rights to be provided by the Company to Laurus in respect to the Laurus New Shares to be issued by the Company as contemplated by Section 7 hereof.

9.          Form 8-K. The Company hereby agrees to file a Current Report on Form 8-K, completed as appropriate, with the Securities and Exchange Commission disclosing the terms and conditions set forth in this Agreement as soon as practicable, but no later than the fourth (4th) business day following the date hereof.

10.        Binding Affect. This Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and permitted assigns. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

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IN WITNESS WHEREOF, each of the Company, the Investors and the Agent has caused this Agreement to be signed in its name as of the date first above written.

DSL.NET, INC.

By: /s/ David F. Struwas
Name: David F. Struwas
Title: President & CEO

DUNKNIGHT TELECOM PARTNERS LLC (individually and as Administrative Agent)

By: /s/ Keir Kleinknecht
Name: Keir Kleinknecht
Title: Sole Managing Member

KNIGHT VISION FOUNDATION

By: /s/ Peter Kleinknecht
Name: Peter Kleinknecht
Title: President

Agreed and acknowledged:

Laurus Master Fund, Ltd, as First Lien Lender, pursuant to the Subordination Agreement

By: /s/ David Grin
Name: David Grin
Title: Director

Schedule 1

Allocation of New Shares

Investor:	New Shares Allocation:

DunKnight Telecom Partners LLC	3,712,500 shares

Knight Vision Foundation	187,500 shares